Materion Corporation Reports Third Quarter 2024 Financial Results

MAYFIELD HEIGHTS, Ohio – October 30, 2024 - Materion Corporation (NYSE: MTRN) today reported third quarter 2024 financial results.

Financial Summary
•Net sales were $436.7 million; value-added sales1 were $263.8 million
•Net income was $22.3 million, or $1.07 per share, diluted; adjusted earnings of $1.41 per share
•Operating profit of $31.3 million; record third quarter adjusted EBITDA2 of $56.7 million versus $55.4 million in the prior year quarter

Business Highlights
•Delivered record quarterly adjusted EBITDA margin of 21.5%
•Strategic actions implemented to reduce cost and deliver strong performance despite soft environment
•Announcing sale of non-core large area targets business for architectural glass in Albuquerque, New Mexico4
•Appointed new Precision Optics President to lead business transformation

“I am proud of the outstanding performance our team delivered, despite weak end market conditions,” Jugal Vijayvargiya, Materion President & CEO said. “While navigating this challenging environment, we are strengthening the company by shedding low margin business, optimizing our operational footprint and improving the cost structure to position us for strong performance as markets recover.”

“We continue to win new business by working with our customers to develop solutions to their most challenging technical problems, while remaining laser focused on delivering on our organic growth initiatives and driving efficiencies across all areas of our business,” Vijayvargiya added. “Through the combination of these efforts, we’ve set a solid foundation that will enable us to drive sustainable long-term growth as global megatrends continue to open up new opportunities for our products and solutions.”

THIRD QUARTER 2024 RESULTS
Net sales for the quarter were $436.7 million, compared to $403.1 million in the prior year period. Value-added sales were $263.8 million for the quarter, down 2% from the prior year period primarily driven by general market softness combined with lower precision clad strip sales. This decrease was partially offset by strength in space and defense and improvement in semiconductor.

Operating profit for the quarter was $31.3 million and net income was $22.3 million, or $1.07 per diluted share, compared to operating profit of $36.5 million and net income of $26.6 million, or $1.27 per share, in the prior year period.

Excluding special items3, EBITDA was $56.7 million in the quarter or 21.5% of value-added sales, a quarterly margin record, compared to $55.4 million or 20.5% of value-added sales in the prior year period. Despite lower volume, this record margin was driven by strong cost management and operational performance.

Adjusted net income was $29.6 million excluding acquisition amortization, or $1.41 per diluted share, compared to $1.51 per share in the prior year period.

OUTLOOK
While conditions in many of our end markets remain weak, we expect to deliver a solid fourth quarter with a stronger top line combined with the continued benefit of our cost and footprint initiatives. With that, we expect to deliver full year 2024 adjusted earnings in the range of $5.20 to $5.40 per share.

ADJUSTED EARNINGS GUIDANCE
It is not possible for the Company to identify the amount or significance of future adjustments associated with potential insurance and litigation claims, legacy environmental costs, acquisition and integration costs, certain income tax items, or other non-routine costs that the Company adjusts in the presentation of adjusted earnings guidance. These items are dependent on future events that are not reasonably estimable at this time. Accordingly, the Company is unable to reconcile without unreasonable effort the forecasted range of adjusted earnings guidance for the full year to a comparable GAAP range. However, items excluded from the Company's adjusted earnings guidance include the historical adjustments noted in Attachments 4 through 8 to this press release.

CONFERENCE CALL
Materion Corporation will host an investor conference call with analysts at 10:00 a.m. Eastern Time, October 30, 2024. The conference call will be available via webcast through the Company’s website at www.materion.com. By phone, please dial (888) 506-0062. Calls outside the U.S. can dial (973) 528-0011; please reference participant access code of 445452. A replay of the call will be available until November 13, 2024 by dialing (877) 481-4010 or (919) 882-2331 if international; please reference replay ID number 49167. The call will also be archived on the Company’s website.

FOOTNOTES
1 Value-added sales deducts the impact of pass-through metals from net sales
2 EBITDA represents earnings before interest, taxes, depreciation, depletion and amortization
3 Details of the special items can be found in Attachments 4 through 8
4 Date of transaction occurred on October 25, 2024

ABOUT MATERION
Materion Corporation is a global leader in advanced materials solutions for high-performance industries including semiconductor, industrial, aerospace & defense, energy and automotive. With nearly 100 years of expertise in specialty engineered alloy systems, inorganic chemicals and powders, precious and non-precious metals, beryllium and beryllium composites, and precision filters and optical coatings, Materion partners with customers to enable breakthrough solutions that move the world forward. Headquartered in Mayfield Heights, Ohio, the company employs more than 3,500 talented people worldwide, serving customers in more than 60 countries.

FORWARD-LOOKING STATEMENTS
Portions of the narrative set forth in this document that are not statements of historical or current facts are forward-looking statements. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors. These factors include, in addition to those mentioned elsewhere herein: the global economy, including inflationary pressures, potential future recessionary conditions and the impact of tariffs and trade agreements; the impact of any U.S. Federal Government shutdowns or sequestrations; the condition of the markets which we serve, whether defined geographically or by segment; changes in product mix and the financial condition of customers; our success in developing and introducing new products and new product ramp-up rates; our success in passing through the costs of raw materials to customers or otherwise mitigating fluctuating prices for those materials, including the impact of fluctuating prices on inventory values; our success in identifying acquisition candidates and in acquiring and integrating such businesses; the impact of the results of acquisitions on our ability to fully achieve the strategic and financial objectives related to these acquisitions; our success in implementing our strategic plans and the timely and successful start-up and completion of any capital projects; other financial and economic factors, including the cost and availability of raw materials (both base and precious metals), physical inventory valuations, metal consignment fees, tax rates, exchange rates, interest rates, pension costs and required cash contributions and other employee benefit costs, energy costs, regulatory compliance costs, the cost and availability of insurance, credit availability, and the impact of the Company’s stock price on the cost of incentive compensation plans; the uncertainties related to the impact of war, terrorist activities, and acts of God; changes in government regulatory requirements and the enactment of new legislation that impacts our obligations and operations; the conclusion of pending litigation matters in accordance with our expectation that there will be no material adverse effects; the disruptions in operations from, and other effects of, catastrophic and other extraordinary events including outbreaks from infectious diseases and the conflict between Russia and Ukraine and other hostilities; realization of expected financial benefits expected from the Inflation Reduction Act of 2022; and the risk factors set forth in Part 1, Item 1A of the Company's 2023 Annual Report on Form 10-K and in other reports that we file with the SEC.

Investor Contact:
Kyle Kelleher
(216) 383-4931
kyle.kelleher@materion.com

Media Contact:
Jason Saragian
(216) 383-6893
jason.saragian@materion.com
https://materion.com

Attachment 1
Materion Corporation and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Third Quarter Ended		Nine Months Ended
(In thousands except per share amounts)	September 27, 2024	September 29, 2023	September 27, 2024	September 29, 2023
Net sales	$436,715	$403,067	$1,247,868	$1,244,144
Cost of sales	355,777	314,131	1,014,859	974,817
Gross margin	80,938	88,936	233,009	269,327
Selling, general, and administrative expense	35,009	38,806	104,454	118,053
Research and development expense	7,868	6,322	22,712	21,098
Restructuring expense (income)	1,493	1,077	6,161	3,194
Other — net	5,309	6,211	14,112	18,178
Operating profit	31,259	36,520	85,570	108,804
Other non-operating income—net	(642)	(685)	(1,925)	(2,141)
Interest expense — net	8,839	7,678	25,920	22,820
Income before income taxes	23,062	29,527	61,575	88,125
Income tax expense	768	2,963	6,836	11,891
Net income	$22,294	$26,564	$54,739	$76,234
Basic earnings per share:
Net income per share of common stock	$1.07	$1.29	$2.64	$3.70
Diluted earnings per share:
Net income per share of common stock	$1.07	$1.27	$2.61	$3.65
Weighted-average number of shares of common stock outstanding:
Basic	20,749	20,640	20,723	20,611
Diluted	20,920	20,905	20,935	20,891

Attachment 2
Materion Corporation and Subsidiaries
Consolidated Balance Sheets
(Unaudited)

(Thousands)	September 27, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$17,874	$13,294
Accounts receivable, net	214,576	192,747
Inventories, net	476,596	441,597
Prepaid and other current assets	86,314	61,744
Total current assets	795,360	709,382
Deferred income taxes	4,914	4,908
Property, plant, and equipment	1,328,355	1,281,622
Less allowances for depreciation, depletion, and amortization	(802,294)	(766,939)
Property, plant, and equipment—net	526,061	514,683
Operating lease, right-of-use assets	58,871	57,645
Intangible assets, net	124,281	133,571
Other assets	26,384	21,664
Goodwill	321,147	320,873
Total Assets	$1,857,018	$1,762,726
Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$37,542	$38,597
Accounts payable	130,310	125,663
Salaries and wages	19,463	25,912
Other liabilities and accrued items	48,850	45,773
Income taxes	1,166	5,207
Unearned revenue	15,497	13,843
Total current liabilities	252,828	254,995
Other long-term liabilities	12,513	13,300
Operating lease liabilities	56,698	53,817
Finance lease liabilities	13,438	13,744
Retirement and post-employment benefits	26,178	26,334
Unearned income	81,553	103,983
Long-term income taxes	4,551	3,815
Deferred income taxes	19,608	20,109
Long-term debt	457,756	387,576
Shareholders’ equity	931,895	885,053
Total Liabilities and Shareholders’ Equity	$1,857,018	$1,762,726

Attachment 3

Materion Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended
(Thousands)	September 27, 2024	September 29, 2023
Cash flows from operating activities:
Net income	$54,739	$76,234
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, and amortization	51,291	46,524
Amortization of deferred financing costs in interest expense	1,286	1,284
Stock-based compensation expense (non-cash)	7,715	7,578
Deferred income tax expense (benefit)	(9)	(149)
Changes in assets and liabilities:
Accounts receivable	(21,921)	27,832
Inventory	(34,215)	(30,868)
Prepaid and other current assets	(24,646)	(16,175)
Accounts payable and accrued expenses	3,704	(25,533)
Unearned revenue	(17,568)	(12,398)
Interest and taxes payable	(3,233)	(1,730)
Unearned income due to customer prepayments	—	16,676
Other-net	(5,579)	(4,770)
Net cash provided by operating activities	11,564	84,505
Cash flows from investing activities:
Payments for purchase of property, plant, and equipment	(50,730)	(85,251)
Payments for mine development	(10,376)	(9,326)
Proceeds from sale of property, plant, and equipment	561	417
Net cash used in investing activities	(60,545)	(94,160)
Cash flows from financing activities:
Proceeds from borrowings under credit facilities, net	91,057	39,649
Repayment of long-term debt	(22,694)	(11,579)
Principal payments under finance lease obligations	(567)	(1,297)
Cash dividends paid	(8,295)	(7,937)
Payments of withholding taxes for stock-based compensation awards	(6,575)	(5,101)
Net cash provided by financing activities	52,926	13,735
Effects of exchange rate changes	635	(780)
Net change in cash and cash equivalents	4,580	3,300
Cash and cash equivalents at beginning of period	13,294	13,101
Cash and cash equivalents at end of period	$17,874	$16,401

Attachment 4
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Value-added Sales, Operating Profit, and EBITDA
(Unaudited)

	Third Quarter Ended		Nine Months Ended
(Millions)	September 27, 2024	September 29, 2023	September 27, 2024	September 29, 2023
Net Sales
Performance Materials	$177.4	$184.6	$533.5	$554.4
Electronic Materials	236.9	192.3	641.6	611.8
Precision Optics	22.4	26.2	72.8	77.9
Other	—	—	—	—
Total	$436.7	$403.1	$1,247.9	$1,244.1

Less: Pass-through Metal Cost
Performance Materials	$13.8	$15.7	$41.2	$51.9
Electronic Materials	159.1	116.8	405.0	354.8
Precision Optics	—	0.1	0.2	0.1
Other	—	—	—	—
Total	$172.9	$132.6	$446.4	$406.8

Value-added Sales (non-GAAP)
Performance Materials	$163.6	$168.9	$492.3	$502.5
Electronic Materials	77.8	75.5	236.6	257.0
Precision Optics	22.4	26.1	72.6	77.8
Other	—	—	—	—
Total	$263.8	$270.5	$801.5	$837.3

Gross Margin
Performance Materials(1)	$51.8	$57.4	$140.6	$166.1
Electronic Materials(1)	23.3	23.1	73.5	78.9
Precision Optics(1)	5.8	8.4	18.9	24.3
Other	—	—	—	—
Total(1)	$80.9	$88.9	$233.0	$269.3
(1) See reconciliation of gross margin to adjusted gross margin in Attachment 8
Note: Quarterly information presented within this document and previously disclosed quarterly information may not equal the total computed for the year due to rounding

	Third Quarter Ended		Nine Months Ended
(Millions)	September 27, 2024	September 29, 2023	September 27, 2024	September 29, 2023
Operating Profit/(Loss)
Performance Materials	$34.2	$38.9	$88.7	$110.9
Electronic Materials	7.8	6.0	26.5	24.8
Precision Optics	(3.0)	0.3	(7.7)	(1.6)
Other	(7.7)	(8.7)	(21.9)	(25.3)
Total	$31.3	$36.5	$85.6	$108.8

Non-Operating (Income)/Expense
Performance Materials	$0.1	$0.2	$0.4	$0.4
Electronic Materials	—	—	—	—
Precision Optics	(0.1)	(0.2)	(0.4)	(0.6)
Other	(0.6)	(0.7)	(1.9)	(2.0)
Total	$(0.6)	$(0.7)	$(1.9)	$(2.2)

Depreciation, Depletion, and Amortization
Performance Materials	$10.7	$7.7	$27.6	$23.6
Electronic Materials	4.5	4.1	13.6	12.7
Precision Optics	2.9	2.8	8.6	8.7
Other	0.5	0.5	1.5	1.5
Total	$18.6	$15.1	$51.3	$46.5

Segment EBITDA
Performance Materials	$44.8	$46.4	$115.9	$134.1
Electronic Materials	12.3	10.1	40.1	37.5
Precision Optics	—	3.3	1.3	7.7
Other	(6.6)	(7.5)	(18.5)	(21.8)
Total	$50.5	$52.3	$138.8	$157.5

Special Items(2)
Performance Materials	$1.7	$0.1	$9.4	$1.1
Electronic Materials	3.3	2.9	7.1	4.5
Precision Optics	0.5	0.1	1.7	1.2
Other	0.7	—	2.7	0.1
Total	$6.2	$3.1	$20.9	$6.9

Adjusted EBITDA Excluding Special Items
Performance Materials	$46.5	$46.5	$125.3	$135.2
Electronic Materials	15.6	13.0	47.2	42.0
Precision Optics	0.5	3.4	3.0	8.9
Other	(5.9)	(7.5)	(15.8)	(21.7)
Total	$56.7	$55.4	$159.7	$164.4
The cost of gold, silver, platinum, palladium, copper, ruthenium, iridium, rhodium, rhenium, and osmium is passed through to customers and, therefore, the trends and comparisons of net sales are affected by movements in the market price of these metals. Internally, management also reviews net sales on a value-added basis. Value-added sales is a non-GAAP financial measure that deducts the value of the pass-through metals sold from net sales. Value-added sales allows management to assess the impact of differences in net sales between periods or segments and analyze the resulting margins and profitability without the distortion of the movements in pass-through market metal prices. The dollar amount of gross margin and operating profit is not affected by the value-added sales calculation. The Company sells other metals and materials that are not considered direct pass throughs, and these costs are not deducted from net sales to calculate value-added sales.
The Company’s pricing policy is to pass the cost of these metals on to customers in order to mitigate the impact of price volatility on the Company’s results from operations. Value-added information is being presented since changes in metal prices may not directly impact profitability. It is the Company’s intent to allow users of the financial statements to review sales with and without the impact of the pass-through metals.
(2) See additional details of special items in Attachment 5.

Attachment 5
Materion Corporation and Subsidiaries
Reconciliation of Net Sales to Value-added Sales, Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Third Quarter Ended				Nine Months Ended
(Millions)	September 27, 2024	% of VA	September 29, 2023	% of VA	September 27, 2024	% of VA	September 29, 2023	% of VA
Net sales	$436.7		$403.1		$1,247.9		$1,244.1
Pass-through metal cost	172.9		132.6		446.4		406.8
Value-added sales	$263.8		$270.5		$801.5		$837.3

Net income	$22.3	8.5%	$26.6	9.8%	$54.7	6.8%	$76.2	9.1%
Income tax expense	0.8	0.3%	3.0	1.1%	6.9	0.9%	11.9	1.4%
Interest expense - net	8.8	3.3%	7.6	2.8%	25.9	3.2%	22.9	2.7%
Depreciation, depletion and amortization	18.6	7.1%	15.1	5.6%	51.3	6.4%	46.5	5.6%
Consolidated EBITDA	$50.5	19.1%	$52.3	19.3%	$138.8	17.3%	$157.5	18.8%

Special items
Restructuring and cost reduction	$1.6	0.6%	$3.1	1.2%	$10.7	1.3%	$6.9	0.8%
Electronic Materials inventory adjustment	2.8	1.1%	—	—%	2.8	0.3%	—	—%
Business transformation costs	0.6	0.2%	—	—%	0.6	0.1%	—	—%
Additional start up resources and scrap	1.2	0.5%	—	—%	6.1	0.8%	—	—%
Merger, acquisition and divestiture related costs	—	—%	—	—%	0.7	0.1%	—	—%
Total special items	6.2	2.4%	3.1	1.2%	20.9	2.6%	6.9	0.8%
Adjusted EBITDA	$56.7	21.5%	$55.4	20.5%	$159.7	19.9%	$164.4	19.6%

In addition to presenting financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains financial measures, including operating profit, segment operating profit, earnings before interest, taxes, depreciation, depletion and amortization (EBITDA), net income, and earnings per share, on a non-GAAP basis. As detailed in the above reconciliation and Attachment 6, we have adjusted the results for certain special items, including the following:
(1) Restructuring and cost reduction – Costs include restructuring charges, costs associated with temporarily idled facilities as a result of decreased demand and costs associated with disposal of assets associated with obsolete products.
(2) Electronic Materials inventory adjustment – During the third quarter of 2024, the Company determined that material costs from prior years were understated due to unrecognized metal refine expense and other inventory adjustments.
(3) Business transformation costs – Represents project management and implementation expenses related to the Company's automation and transformation initiatives.
(4) Additional start up resources and scrap – Represents incremental resource, consulting and specialists costs incurred related to the ramp of the precision clad strip facility and scrap related to product qualifications.
(5) Merger, acquisition and divestiture related costs – Includes due diligence costs associated with potential merger, acquisition and divestitures.
Internally, management reviews the results of operations without the impact of these costs in order to assess the profitability from ongoing activities. We are providing this information because we believe it will assist investors in analyzing our financial results and, when viewed in conjunction with the GAAP results, provide a more comprehensive understanding of the factors and trends affecting our operations.

Attachment 6
Materion Corporation and Subsidiaries
Reconciliation of Net Income to Adjusted Net Income
and Diluted Earnings per Share to Adjusted Diluted Earnings per Share (Unaudited)

	Third Quarter Ended				Nine Months Ended
(Millions)	September 27, 2024	Diluted EPS	September 29, 2023	Diluted EPS	September 27, 2024	Diluted EPS	September 29, 2023	Diluted EPS
Net income and EPS	$22.3	$1.07	$26.6	$1.27	$54.7	$2.61	$76.2	$3.65

Special items
Restructuring and cost reduction	1.6		3.1		10.7		6.9
Electronic Materials inventory adjustment	2.8		—		2.8		—
Business transformation costs	0.6		—		0.6		—
Additional start up resources and scrap	1.2		—		6.1		—
Merger, acquisition and divestiture related costs	—		—		0.7		—
Provision for income taxes(1)	(1.4)		(0.6)		(3.6)		(2.1)
Total special items	4.8	0.22	2.5	0.12	17.3	0.83	4.8	0.23
Adjusted net income and adjusted EPS	$27.1	$1.29	$29.1	$1.39	$72.0	$3.44	$81.0	$3.88
Acquisition amortization (net of tax)	2.5	0.12	2.5	0.12	7.4	0.35	7.4	0.35
Adjusted net income and adjusted EPS excl. amortization	$29.6	$1.41	$31.6	$1.51	$79.4	$3.79	$88.4	$4.23
(1) Provision for income taxes includes the net tax impact on pre-tax adjustments (listed above), the impact of certain discrete tax items recorded during the respective periods as well as other adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

Attachment 7

Reconciliation of Segment Net sales to Segment Value-added sales and Segment EBITDA to Adjusted Segment EBITDA (Unaudited)
Performance Materials
	Third Quarter Ended				Nine Months Ended
(Millions)	September 27, 2024	% of VA	September 29, 2023	% of VA	September 27, 2024	% of VA	September 29, 2023	% of VA
Net sales	$177.4		$184.6		$533.5		$554.4
Pass-through metal cost	13.8		15.7		41.2		51.9
Value-added sales	$163.6		$168.9		$492.3		$502.5

EBITDA	$44.8	27.4%	$46.4	27.5%	$115.9	23.5%	$134.1	26.7%
Restructuring and cost reduction	0.1	0.1%	0.1	—%	2.9	0.6%	1.1	0.2%
Additional start up resources and scrap	1.2	0.7%	—	—%	6.1	1.2%	—	—%
Business transformation costs	0.4	0.2%	—	—%	0.4	0.1%	—	—%
Adjusted EBITDA	$46.5	28.4%	$46.5	27.5%	$125.3	25.4%	$135.2	26.9%

Electronic Materials
	Third Quarter Ended				Nine Months Ended
(Millions)	September 27, 2024	% of VA	September 29, 2023	% of VA	September 27, 2024	% of VA	September 29, 2023	% of VA
Net sales	$236.9		$192.3		$641.6		$611.8
Pass-through metal cost	159.1		116.8		405.0		354.8
Value-added sales	$77.8		$75.5		$236.6		$257.0

EBITDA	$12.3	15.8%	$10.1	13.4%	$40.1	16.9%	$37.5	14.6%
Restructuring and cost reduction	0.5	0.7%	2.9	3.8%	4.3	1.8%	4.5	1.8%
Electronic Materials inventory adjustment	2.8	3.6%	—	—%	2.8	1.2%	—	—%
Adjusted EBITDA	$15.6	20.1%	$13.0	17.2%	$47.2	19.9%	$42.0	16.3%

Precision Optics
	Third Quarter Ended				Nine Months Ended
(Millions)	September 27, 2024	% of VA	September 29, 2023	% of VA	September 27, 2024	% of VA	September 29, 2023	% of VA
Net sales	$22.4		$26.2		$72.8		$77.9
Pass-through metal cost	—		0.1		0.2		0.1
Value-added sales	$22.4		$26.1		$72.6		$77.8

EBITDA	$—	—%	$3.3	12.6%	$1.3	1.8%	$7.7	9.9%
Restructuring and cost reduction	0.5	2.2%	0.1	0.4%	1.7	2.3%	1.2	1.5%
Adjusted EBITDA	$0.5	2.2%	$3.4	13.0%	$3.0	4.1%	$8.9	11.4%

Other
	Third Quarter Ended				Nine Months Ended
(Millions)	September 27, 2024	% of VA	September 29, 2023	% of VA	September 27, 2024	% of VA	September 29, 2023	% of VA
EBITDA	$(6.6)		$(7.5)		$(18.5)		$(21.8)
Restructuring and cost reduction	0.5		—		1.8		0.1
Business transformation costs	0.2		—		0.2		—
Merger, acquisition and divestiture related costs	—		—		0.7		—
Adjusted EBITDA	$(5.9)		$(7.5)		$(15.8)		$(21.7)

Attachment 8
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Gross Margin to Adjusted Gross Margin
(Unaudited)

	Third Quarter Ended		Nine Months Ended
(Millions)	September 27, 2024	September 29, 2023	September 27, 2024	September 29, 2023
Gross Margin
Performance Materials	$51.8	$57.4	$140.6	$166.1
Electronic Materials	23.3	23.1	73.5	78.9
Precision Optics	5.8	8.4	18.9	24.3
Other	—	—	—	—
Total	$80.9	$88.9	$233.0	$269.3

Special Items (1)
Performance Materials	$1.3	$—	$7.5	$0.7
Electronic Materials	2.6	1.8	4.6	2.4
Precision Optics	—	0.1	0.2	0.4
Other	—	—	—	—
Total	$3.9	$1.9	$12.3	$3.5

Adjusted Gross Margin
Performance Materials	$53.1	$57.4	$148.1	$166.8
Electronic Materials	25.9	24.9	78.1	81.3
Precision Optics	5.8	8.5	19.1	24.7
Other	—	—	—	—
Total	$84.8	$90.8	$245.3	$272.8
(1) Special items impacting gross margin represent restructuring and cost reduction, the Electronic Materials inventory adjustment, and additional start up resources and scrap in 2024, and restructuring and cost reduction in 2023.